Exhibit 99.1

Banyan Rail Services Inc. Completes Reverse Stock Split

September 18, 2013

BOCA RATON, Fla. – (BUSINESS WIRE) – Banyan Rail Services Inc. (OTCBB: BARA), a fully reporting non-operational company, announced that the previously approved 1-for-5 reverse stock split will be completed effective September 19, 2013. The reverse stock split converts 5 shares of Banyan Rail’s common stock into 1 share of common stock. To indicate the split, the Over-the-Counter Bulletin Board will append a “D” to the Company’s trading symbol and for a period of 20 business days the Company’s stock will trade under the symbol “BARAD.” After 20 days, the symbol will revert to “BARA.”

Banyan Rail Services Inc. is a fully reporting non-operational company headquartered in Boca Raton, Florida. Banyan Rail Services Inc. was previously engaged in the business of railroad tie reclamation and disposal through its former subsidiary, The Wood Energy Group, Inc., and is currently being repositioned for future growth.

For more information on Banyan Rail, visit our website at: www.banyanrail.com.

Safe Harbor Regarding Forward-Looking Statements

Some of the statements that we make in this press release, including statements about our confidence in the Company’s prospects and strategies are forward-looking statements within the meaning of §21E of the Securities Exchange Act. Some of these forward-looking statements can be identified by words like “believe,” “expect,” “will,” “should,” “intend,” “plan,” or similar terms; others can be determined by context. Statements contained in this release that are not historical facts are forward-looking statements. These statements are necessarily estimates reflecting our best judgment based upon current information, and involve a number of risks and uncertainties. Many factors could affect the accuracy of these forward-looking statements, causing our actual results to differ significantly from those anticipated in these statements. You should not place undue reliance on our forward-looking statements, which reflect our analysis only as of the date of this release. The risks and uncertainties listed above and in documents that we file with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q, and any current reports on Form 8-K, must be carefully considered by any investor or potential investor in the Company.